
                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT

                          Dated as of February 5, 2004

                                     between

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee
                              under the Indenture,

                                   as Borrower

                                       and

                                 CITIBANK, N.A.,

                              as Liquidity Provider

================================================================================

                                   RELATING TO
                             AMERICAN AIRLINES, INC.
                      7.25% CLASS A SECURED NOTES DUE 2009

                                                      Revolving Credit Agreement

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                                Table of Contents

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ARTICLE I           DEFINITIONS.................................................................      1
   Section 1.01.    Definitions.................................................................      1

ARTICLE II          AMOUNT AND TERMS OF THE COMMITMENT..........................................      9
   Section 2.01.    The Advances................................................................      9
   Section 2.02.    Making the Advances.........................................................      9
   Section 2.03.    Fees........................................................................     11
   Section 2.04.    Reductions or Termination of the Maximum Commitment.........................     11
   Section 2.05.    Repayments of Interest Advances or the Final Advance........................     12
   Section 2.06.    Repayments of Provider Advances.............................................     12
   Section 2.07.    Payments to the Liquidity Provider Under the Indenture......................     13
   Section 2.08.    Book Entries................................................................     14
   Section 2.09.    Payments from Available Funds Only..........................................     14
   Section 2.10.    Extension of the Expiry Date; Non-Extension Advance.........................     14

ARTICLE III         OBLIGATIONS OF THE BORROWER.................................................     15
   Section 3.01.    Increased Costs.............................................................     15
   Section 3.02.    Capital Adequacy............................................................     16
   Section 3.03.    Payments Free of Deductions.................................................     17
   Section 3.04.    Payments....................................................................     18
   Section 3.05.    Computations................................................................     18
   Section 3.06.    Payment on Non-Business Days................................................     19
   Section 3.07.    Interest....................................................................     19
   Section 3.08.    Replacement of Borrower.....................................................     20
   Section 3.09.    Funding Loss Indemnification................................................     20
   Section 3.10.    Illegality..................................................................     21
   Section 3.11.    Mitigation..................................................................     21

ARTICLE IV          CONDITIONS PRECEDENT........................................................     21
   Section 4.01.    Conditions Precedent to Effectiveness of Section 2.01.......................     21
   Section 4.02.    Conditions Precedent to Borrowing...........................................     23

ARTICLE V           COVENANTS...................................................................     23
   Section 5.01.    Affirmative Covenants of the Borrower.......................................     23
   Section 5.02.    Negative Covenants of the Borrower..........................................     24
   Section 5.03.    Covenants Regarding Certain Notices.........................................     24

ARTICLE VI          LIQUIDITY EVENTS OF DEFAULT.................................................     24
   Section 6.01.    Liquidity Events of Default.................................................     24

ARTICLE VII         MISCELLANEOUS...............................................................     25
   Section 7.01.    No Oral Modifications or Continuing Waivers.................................     25

                                                      Revolving Credit Agreement

                                        i

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                                Table of Contents
                                   (continued)

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   Section 7.02.    Notices, etc................................................................     25
   Section 7.03.    No Waiver; Remedies.........................................................     26
   Section 7.04.    Further Assurances..........................................................     26
   Section 7.05.    Indemnification; Survival of Certain Provisions.............................     27
   Section 7.06.    Liability of the Liquidity Provider.........................................     27
   Section 7.07.    Costs, Expenses and Taxes...................................................     28
   Section 7.08.    Binding Effect; Participations..............................................     29
   Section 7.09.    Severability................................................................     30
   Section 7.10.    GOVERNING LAW...............................................................     30
   Section 7.11.    Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity........     30
   Section 7.12.    Execution in Counterparts...................................................     31
   Section 7.13.    Entirety....................................................................     31
   Section 7.14.    Headings....................................................................     31
   Section 7.15.    LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES............................     31

ANNEX I     Interest Advance Notice of Borrowing
ANNEX II    Non-Extension Advance Notice of Borrowing
ANNEX III   Downgrade Advance Notice of Borrowing
ANNEX IV    Final Advance Notice of Borrowing
ANNEX V     Notice of Termination
ANNEX VI    Notice of Replacement Trustee

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                                       ii

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                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT dated as of February 5, 2004, is made by and between U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Trustee (such term and other capitalized terms used herein without definition being defined as provided in Article I) under the Indenture (in such capacity, together with its successors in such capacity, the "Borrower"), and CITIBANK, N.A., a national banking association (the "Liquidity Provider").

                                  WITNESSETH:

      WHEREAS, pursuant to the Indenture, American is issuing the Class A Notes; and

      WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A Notes in accordance with their terms, for and on behalf of the Noteholders, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions.

      (a) The definitions stated herein apply equally to both the singular and the plural forms of the terms defined.

      (b) All references in this Agreement to designated "Articles", "Sections", "Annexes" and other subdivisions are to the designated Article, Section, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

      (c) The words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Annex, or other subdivision.

                                                      Revolving Credit Agreement

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      (d)   Unless the context otherwise requires, whenever the words
"including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

      (e) For the purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

      "Additional Costs" has the meaning specified in Section 3.01.

      "Advance" means an Interest Advance, a Final Advance, a Provider Advance or an Applied Provider Advance, as the case may be.

      "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "American" means American Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

      "Applicable Liquidity Rate" has the meaning specified in Section 3.07(f).

      "Applicable Margin" means (i) with respect to any Unpaid Advance or Applied Provider Advance, 2.50% per annum, and (ii) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter applicable to this Agreement.

      "Applied Downgrade Advance" has the meaning specified in Section 2.06(a).

      "Applied Non-Extension Advance" has the meaning specified in Section 2.06(a).

      "Applied Provider Advance" has the meaning specified in Section 2.06(a).

      "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it plus one-quarter of one percent (0.25%) per annum.

      "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

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      "Borrower" has the meaning specified in the introductory paragraph to this
Agreement.

      "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Dallas, Texas, or, so long as any Class A Note is outstanding, the city and state in which the Trustee or the Borrower maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

      "Cash Collateral Account" means the Liquidity Facility Cash Collateral Account.

      "Downgrade Advance" means an Advance made pursuant to Section 2.02(c).

      "Effective Date" has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

      "Excluded Taxes" means (i) Taxes imposed on, based on or measured by the income of, or franchise Taxes imposed on, the Liquidity Provider or its Lending Office by the jurisdiction where such Liquidity Provider's principal office or such Lending Office is located or any other taxing jurisdiction in which such Tax is imposed as a result of the Liquidity Provider being, or having been, organized in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the Operative Agreements in, such jurisdiction,
(ii) any Taxes resulting from any change (other than a change pursuant to Section 3.11 hereof) in the Lending Office without the prior written consent of American and (iii) withholding taxes, whether or not indemnified under Section 3.03.

      "Excluded Withholding Taxes" means (i) in the case of the original Liquidity Provider, any withholding Tax imposed by the United States pursuant to applicable law in effect on the date hereof, (ii) in the case of any successor Liquidity Provider, any withholding Tax imposed by the United States except (a) if such Liquidity Provider is, on the date it acquires its interest herein, a "resident" of an Applicable Treaty jurisdiction entitled to claim the benefits of an Applicable Treaty in respect of amounts payable hereunder, any such withholding Tax to the extent imposed as a result of a change in applicable law after the date such Liquidity Provider acquired its interest herein and (b) in the case of any successor Liquidity Provider, to the extent the amount of such withholding Tax imposed on such successor Liquidity Provider pursuant to applicable

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                                       3
law in effect on the date it acquires its interest herein does not exceed the amount of such withholding Tax that, in the absence of the transfer to such Liquidity Provider, would have been a Non-Excluded Tax imposed on payments to the predecessor Liquidity Provider pursuant to applicable law in effect on such date, (iii) any Tax imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax, (iv) any Tax imposed by a jurisdiction as a result of the Liquidity Provider being, or having been, organized in, or maintaining, or having maintained, its principal office or Lending Office in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the Operative Agreements in, such jurisdiction, and (v) any Tax resulting from any change (other than a change pursuant to Section 3.11 hereof) in the Lending Office without the prior written consent of American. For purposes of this definition, "Applicable Treaty" means an income tax treaty between the United States and any of Australia, Austria, Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom.

      "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes, other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

      "Expiry Date" means February 2, 2005, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10, or, if any such day is not a Business Day, the preceding Business Day.

      "Final Advance" means an Advance made pursuant to Section 2.02(d).

      "Indenture" means the Indenture dated as of the date hereof among American, the Liquidity Provider and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Interest Advance" means an Advance made pursuant to Section 2.02(a).

      "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

            (i) the period beginning on the third Business Day following either (A) the date such Advance was made (such date, for the avoidance of doubt, being the first date such Advance was made as a "Base Rate Advance" pursuant to

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                                       4

      Section 3.07(b) or (B) the date of the withdrawal of funds from the Cash Collateral Account for the purpose of paying interest on the Class A Notes as contemplated by Section 2.06(a) hereof and, in either case, ending on the next Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the next succeeding Business Day); and

            (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the next succeeding Business Day);

      provided, however, that if (x) the Final Advance shall have been made pursuant to Section 2.02(d), or (y) other outstanding Advances shall have been converted into the Final Advance pursuant to Section 6.01, then the Interest Periods shall be successive periods of one month beginning on (1) the third Business Day following the date such Final Advance is made (in the case of clause (x) above) or (2) the Interest Payment Date following such conversion (in the case of clause (y) above), each such one-month period to be subject to the "following business day" methodology set forth in clauses (i) and (ii) above.

      "Lending Office" means the lending office of the Liquidity Provider presently located at New York, New York, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its Lending Office hereunder; provided that the Liquidity Provider shall not change its Lending Office to another lending office outside the United States of America except in accordance with Section 3.11 hereof.

      "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

      "LIBOR Rate" means, with respect to any Interest Period,

            (i) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

            (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period in an

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                                       5
      amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period.

      "Liquidity Event of Default" means the occurrence of either (a) the Acceleration of all of the Notes or (b) an American Bankruptcy Event.

      "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) the directors, officers, employees and agents of the Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and
(ii).

      "Liquidity Provider" has the meaning specified in the introductory paragraph to this Agreement.

      "Maximum Available Commitment" means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

      "Maximum Commitment" means (a) initially $27,970,835 as the same may be reduced from time to time in accordance with Section 2.04(a) and, (b) at all times after the date after which there can be no increase in the interest rate of Class A Notes pursuant to the terms of the Registration Rights Agreement (the "Step-Up Termination Date"), means $26,166,265, as the same may be reduced from time to time in accordance with Section 2.04(a), provided, however, that clause
(b) shall not apply during any period in which the interest rate of the Class A Notes has increased pursuant to the terms of the Registration Rights Agreement.

      "Non-Excluded Tax" has the meaning specified in Section 3.03.

      "Non-Extension Advance" means an Advance made pursuant to Section 2.02(b).

      "Notice of Borrowing" has the meaning specified in Section 2.02(e).

      "Notice of Replacement Trustee" has the meaning specified in Section 3.08.

      "Offering Memorandum" means the Offering Memorandum dated February 5, 2004 relating to the Class A Notes, as such Offering Memorandum may be amended or supplemented.

      "Participation" has the meaning specified in Section 7.08(b).

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                                       6

      "Permitted Transferee" means any Person that:

            (a) is not a commercial air carrier, American or any affiliate of American; and

            (b)   is any one of:

                  (1) a commercial banking institution organized under the laws of the United States or any state thereof or the District of Columbia;

                  (2) a commercial banking institution that (x) is organized under the laws of France, Germany, The Netherlands, Switzerland, or the United Kingdom, (y) is entitled on the date it acquires any Participation to a complete exemption from United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under an income tax treaty, as in effect on such date, between the United States and such jurisdiction of its organization and (z) is engaged in the active conduct of a banking business in such jurisdiction of its organization, holds its Participation in connection with such banking business in such jurisdiction and is regulated as a commercial banking institution by the appropriate regulatory authorities in such jurisdiction; or

                  (3) a commercial banking institution that (x) is organized under the laws of Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom and (y) is entitled on the date it acquires any Participation to a complete exemption from withholding of United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under laws as in effect on such date by reason of such income being effectively connected with the conduct of a trade or business within the United States.

      "Provider Advance" means a Downgrade Advance or a Non-Extension Advance.

      "Regulatory Change" has the meaning specified in Section 3.01.

      "Replenishment Amount" has the meaning specified in Section 2.06(b).

      "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A Notes, computed on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on the Class A Notes on each of the four successive semiannual Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding three semiannual Interest Payment Dates,

                                                      Revolving Credit Agreement
in each case calculated on the basis of the principal amount of the Class A Notes on such day and without regard to expected future payments of principal on the Class A Notes.

      "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that (x) all of the Class A Notes have been paid in full (or provision has been made for such payment in accordance with the Indenture) or cancelled, (y) the Indenture has been terminated with respect to all of the Class A Notes issued thereunder as contemplated by Section 9.1 of the Indenture or (z) the Class A Notes are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Indenture; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof; (v) the date on which no Advance is, or may (including by reason of reinstatement as herein provided) become, available for a Borrowing hereunder; and (vi) the date on which 100% of the principal amount of the Class A Notes are owned by American Entities.

      "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

      "Unapplied Provider Advance" means any Provider Advance other than an Applied Provider Advance.

      "Unpaid Advance" has the meaning specified in Section 2.05.

      (f) Terms Defined in the Indenture. For the purposes of this Agreement, the following terms shall have the respective meanings specified in the
Indenture:

      "Acceleration," "American Bankruptcy Event," "American Entity," "Class A Notes," "Class B Notes," "Class C Notes," "Closing Date," "Controlling Party," "Corporate Trust Office," "Distribution Date," "Dollars," "Downgraded Facility," "Fee Letter," "Final Legal Maturity Date," "Initial Purchasers," "Interest Payment Date," "Investment Earnings," "Liquidity Facility Cash Collateral Account," "Liquidity Obligations," "Non-Extended Facility," "Non-Performing," "Noteholders," "Operative Documents," "Payment," "Person," "Purchase Agreement," "Rating Agencies," "Ratings Confirmation," "Registration Rights Agreement," "Replacement Liquidity Facility," "Responsible Officer," "Spare Parts Collateral," "Stated Interest Rate," "Taxes," "Threshold Rating," "Trustee," "United States," and "Written Notice."

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                                       8

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

      Section 2.01. The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

      Section 2.02. Making the Advances.

      (a) Each Interest Advance shall be made by the Liquidity Provider upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, such Interest Advance to be in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest with respect to the Class A Notes at the Stated Interest Rate therefor in accordance with Section 3.6(a) and 3.6(b) of the Indenture. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Subject to the provisions of
Section 3.6(g) of the Indenture, upon repayment to the Liquidity Provider of all or any part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Interest Advance so repaid, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (x) both the Class A Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Advance has been made.

      (b) A Non-Extension Advance shall be made by the Liquidity Provider in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Indenture (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by such
Section 3.6(d) within the time period specified in such Section 3.6(d)) upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Cash Collateral Account in accordance with such Section 3.6(d) and Section 3.6(f) of the Indenture.

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                                       9

      (c) If this Liquidity Facility becomes a Downgraded Facility, a Downgrade Advance shall be made in a single Borrowing as provided for in Section 3.6(c) of the Indenture (unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with Section 3.6(c) of the Indenture within the time period specified in such
Section 3.6(c)), upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Cash Collateral Account in accordance with Sections 3.6(c) and 3.6(f) of the Indenture.

      (d) A Final Advance shall be made by the Liquidity Provider in a single Borrowing, upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof, by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(i) of the Indenture.

      (e) Each Borrowing shall be made by a notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Liquidity Provider. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Provider's office at the address specified in Section
7.02. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or before 1:00 p.m. (New York City time) on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and in immediately available funds, before 1:00 p.m. (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

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      (f)   Upon the making of any Advance requested pursuant to a Notice of
Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person (including the Trustee or any Class A Noteholder). If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 1:00 p.m. (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) hereof to fund the Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in the Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Trustee to make the distributions contemplated by Section 3.6(e) or 3.6(f) of the Indenture; and provided, further, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Cash Collateral Account to the extent provided in Section 8.13(b) of the Indenture. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

      Section 2.03. Fees. Subject to Sections 2.07 and 2.09 hereof, the Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

      Section 2.04. Reductions or Termination of the Maximum Commitment.

      (a) Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a payment of the principal amount of the Class A Notes or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower); provided that, at any time prior to the Step-Up Termination Date, the Required Amount shall be calculated for purposes of this Section 2.04(a) assuming the application of the additional margin of 0.50% for the corresponding Class A Notes under the definition of Class A Debt Rate (whether or not such additional margin shall otherwise apply). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider and American within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect any such automatic reduction of the Maximum Commitment.

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                                       11

      (b) Termination. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder and, in the case of a Final Advance or the occurrence of a Termination Date pursuant to clause (ii), (iii), (iv) or (vi) of the definition thereof, all amounts outstanding hereunder shall become due and payable to the Liquidity Provider.

      Section 2.05. Repayments of Interest Advances or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to
(a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance in the amounts and on the dates determined as provided in Section
3.07 hereof; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Agreement shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

      Section 2.06. Repayments of Provider Advances.

      (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Cash Collateral Account and invested and withdrawn from the Cash Collateral Account as set forth in Sections 3.6(c), 3.6(d), 3.6(e) and 3.6(f) of the Indenture. Subject to Sections 2.07 and 2.09 hereof, the Borrower agrees to pay to the Liquidity Provider, on each Interest Payment Date, commencing on the first Interest Payment Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance in the amounts determined as provided in Section 3.07 hereof; provided, however, that amounts in respect of a Provider Advance withdrawn from the Cash Collateral Account for the purpose of paying interest with respect to the Class A Notes in accordance with Section 3.6(f) of the Indenture (the amount of any such

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

withdrawal being (y) in the case of a Downgrade Advance, an "Applied Downgrade Advance" and (z) in the case of a Non-Extension Advance, an "Applied Non-Extension Advance" and, together with an Applied Downgrade Advance, an "Applied Provider Advance") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for all purposes hereunder, including for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable; provided further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to
Section 6.01 hereof, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay, to the extent of such withdrawal, to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

      (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Cash Collateral Account of any amount pursuant to clause "fourth" of Section 3.2 of the Indenture (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

      (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Indenture, subject to Sections 2.07 and 2.09 hereof, the Borrower shall pay all Liquidity Obligations then owing to the Liquidity Provider, which payment shall be made first from amounts remaining on deposit in the Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement, and thereafter from any available source, including, without limitation, a drawing under the Replacement Liquidity Facility.

      Section 2.07. Payments to the Liquidity Provider Under the Indenture. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Indenture provides that amounts available and referred to in Article III of the Indenture, to the extent payable to the Liquidity Provider pursuant to the terms of the Indenture (including, without limitation, Section 3.6(f) of the Indenture), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the

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

Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Indenture, and shall discharge in full the corresponding obligations of the Borrower hereunder.

      Section 2.08. Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

      Section 2.09. Payments from Available Funds Only. The Borrower is acting for and on behalf of the Class A Noteholders hereunder. Notwithstanding anything to the contrary set forth herein, all payments to be made by the Borrower under this Agreement (including, without limitation, under Articles II and III and Sections 7.05 and 7.07 hereof) shall be made only from the amounts that constitute Payments within the meaning of clause (i) or clause (iii) of the definition of "Payment" or any other amounts available for distribution under the Indenture, including payments by American under Section 3.10 and Article VI of the Indenture, and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Indenture. The Liquidity Provider agrees that it will look solely to such amounts in respect of payments to be made by the Borrower hereunder to the extent available for distribution to it as provided in the Indenture and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement or the Indenture. Amounts on deposit in the Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Indenture.

      Section 2.10. Extension of the Expiry Date; Non-Extension Advance. If the then effective Expiry Date is prior to the date that is 15 days after the Final Legal Maturity Date, then, no earlier than the 60th day and no later than the 40th day prior to the then effective Expiry Date, the Borrower shall request in writing that the Liquidity Provider extend the Expiry Date to the earlier of (i) the date that is 15 days after the Final Legal Maturity Date and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the Consent Period (as hereinafter defined). Whether or not the Liquidity Provider has received such a request from the Borrower, the Liquidity Provider may by notice (the "Consent Notice") to the Borrower during the period commencing on the date that is 60 days prior to the then effective Expiry Date and ending on the date that is 25 days prior to such Expiry Date (such period, the "Consent Period") advise the Borrower whether, in its sole discretion, it agrees to so extend the Expiry Date;

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

provided, however, that such extension shall not be effective with respect to the Liquidity Provider if, by notice (the "Withdrawal Notice") to the Borrower prior to the end of the Consent Period, the Liquidity Provider revokes its Consent Notice. If the Liquidity Provider advises the Borrower in the Consent Notice that such Expiry Date shall not be so extended or gives a Withdrawal Notice to the Borrower prior to the end of the Consent Period, or fails to irrevocably and unconditionally advise the Borrower on or before the end of the Consent Period that such Expiry Date shall be so extended (and, in each case, if the Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) of the Indenture), such Expiry Date shall not be extended and the Borrower shall be entitled on the date on which the Consent Period ends (or as soon as possible thereafter but prior to the then-effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) hereof and
Section 3.6(d) of the Indenture.

      Subject to the proviso in the next succeeding sentence, the Liquidity Provider shall have the right at any time in its sole discretion and without the consent of the Borrower to extend the then effective Expiry Date to a date that is on or before the date that is 15 days after the Final Legal Maturity Date for the Class A Notes by giving not less than five nor more than ten days' prior written notice of such extension to the Borrower, the Trustee and American (which notice shall specify the effective date of such extension (the "Extension Effective Date")). On the Extension Effective Date, the then effective Expiry Date shall be so extended without any further act; provided, however, that the Liquidity Provider shall meet the Threshold Rating on the Extension Effective Date.

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

      Section 3.01. Increased Costs. Subject to Sections 2.07 and 2.09 hereof, the Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Indenture in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or

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                                       15
regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than with respect to Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or any deposits referred to in the definition of LIBOR Rate or related definitions); provided, that the Borrower shall only be obligated to pay amounts with respect to any Additional Costs accruing from the date 120 days prior to the date of delivery of the notice specified in the next paragraph.

      The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

      Section 3.02. Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations, subject to Sections 2.07 and 2.09 hereof, the Borrower shall pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder; provided, that the Borrower shall only be obligated to pay amounts with respect to any such costs accruing from the date 120 days prior to the date of delivery of the notice specified in the next paragraph.

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                                       16

      The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

      Section 3.03. Payments Free of Deductions.

      (a) All payments made by the Borrower under this Agreement shall be made without reduction or withholding for or on account of any present or future Taxes of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, other than Excluded Withholding Taxes (such non-excluded Taxes being referred to herein, collectively, as "Non-Excluded Taxes" and, individually, as a "Non-Excluded Tax"). If any Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (including any additional Tax required to be deducted or withheld in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) in the case of Non-Excluded Taxes, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after deduction or withholding for or on account of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. If the Liquidity Provider is not organized under the laws of the United States or any State thereof, to the extent it is eligible to do so, the Liquidity Provider agrees to provide to the Borrower, prior to the first date any amount is payable to it hereunder, two executed original copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. In addition, the Liquidity Provider will provide, from time to time upon the reasonable request of the Borrower, such additional forms or documentation as may be necessary to establish an available exemption from (or an entitlement to a reduced rate of) withholding Tax on payments hereunder. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment.

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                                       17

      (b) All Advances made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes that are imposed by a jurisdiction in which the Liquidity Provider is organized, has its Lending Office or maintains its principal place of business. If any such Taxes are required to be withheld or deducted from any Advances, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) shall be sufficient to yield to the Borrower the full amount that would have been received by it had no such withholding or deduction been required. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

      (c) If any exemption from, or reduction in the rate of, any Taxes required to be deducted or withheld from amounts payable by the Liquidity Provider hereunder is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) tax, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any such Taxes. The Borrower shall, for federal income tax purposes and for all purposes hereunder, treat such payments as Interest Advances, and, as such, will treat such payments as loans made by the Liquidity Provider to the Borrower, unless otherwise required by law.

      Section 3.04. Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in Dollars, to the Liquidity Provider in immediately available funds, by wire transfer to the account of Citibank, N.A. at Citibank, N.A., 399 Park Avenue, New York, NY 10043, ABA #021000089, Account #4063-2387, Reference: American Airlines 7.25% Class A Secured Notes due 2009, Attention: Carolyn Figueroa; or to such other account as the Liquidity Provider may from time to time direct the Borrower.

      Section 3.05. Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

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

      Section 3.06. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

      Section 3.07. Interest.

      (a) Subject to Sections 2.07 and 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Cash Collateral Account to pay interest on the Class A Notes) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Cash Collateral Account is fully replenished in respect of such Advance) and
(ii) any other amount due hereunder (to the extent permitted by applicable law, whether fees, commissions, expenses or other amounts or installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then, to the maximum extent permitted by applicable law, any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07 had at all relevant times been in effect.

      (b) Each Advance (including, without limitation, each outstanding Unapplied Provider Advance) will be either a Base Rate Advance or a LIBOR Advance as provided in this Section 3.07. Each such Advance will be a Base Rate Advance for the period from the date such Advance is made to (but excluding) the third Business Day following the date such Advance is made. Thereafter, such Advance shall be a LIBOR Advance.

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

      (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (d) Each Base Rate Advance shall bear interest for the period for which such Base Rate Advance is outstanding at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on the last day of the Interest Period applicable to the LIBOR Advance into which such Base Rate Advance is converted and, in the event of the payment of principal of such Base Rate Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (e) To the extent permitted by applicable law, each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 4.50% until paid.

      (f) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

      Section 3.08. Replacement of Borrower. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in
Section 8.10 of the Indenture applicable to the Trustee, upon the effective date and time specified in a written and completed Notice of Replacement Trustee in substantially the form of Annex VI attached hereto (a "Notice of Replacement Trustee") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall become the Borrower for all purposes hereunder.

      Section 3.09. Funding Loss Indemnification. Subject to Sections 2.07 and
2.09 hereof, the Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

            (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

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

            (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

      Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any law, rule or regulation applicable to or binding on the Liquidity Provider, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower and American by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the reasonable judgment of the Liquidity Provider, requires immediate conversion; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

      Section 3.11. Mitigation. If a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of any additional costs or amounts pursuant to Section 3.01, 3.02 or 3.03 or require the conversion of any Advance pursuant to Section 3.10, the Liquidity Provider, promptly upon becoming aware of the same, shall notify the Borrower and shall take such steps as may be reasonable to it to mitigate the effects of such condition or event, including the designation of a different Lending Office or furnishing of the proper certificates under any applicable tax laws, tax treaties and conventions to the extent that such certificates are legally available to the Liquidity Provider; provided, that, the Liquidity Provider shall be under no obligation to take any step that, in its good-faith opinion would (i) result in its incurring any additional costs in performing its obligations hereunder unless the Borrower has agreed to reimburse it therefor or
(ii) be otherwise disadvantageous to the Liquidity Provider in a significant respect in the reasonable judgment of the Liquidity Provider.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.01. Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied (or waived by the appropriate party or parties):

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                                       21

      (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii), (iii) and (iv), each in form and substance satisfactory to the Liquidity Provider:

            (i)   This Agreement duly executed on behalf of the Borrower;

            (ii) The Indenture duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

            (iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Indenture);

            (iv)  A fully executed copy of the Fee Letter;

            (v) A copy of the Offering Memorandum and specimen copies of the Class A Notes;

            (vi) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Indenture and the other Operative Agreements (in the case of each such opinion, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

            (vii) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustee and the Liquidity Provider created by the Operative Agreements executed and delivered on or prior to the Closing Date; and

           (viii) Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested.

      (b)   The following statement shall be true on and as of the Effective
Date: no event shall have occurred and be continuing, or would result from the entering into of this Agreement or the making of any Advance that constitutes a Liquidity Event of Default.

                                                      Revolving Credit Agreement

      (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date pursuant to the Fee Letter applicable to this Agreement.

      (d) All conditions precedent to the issuance of the Class A Notes under the Indenture shall have been satisfied or waived, and all conditions precedent to the purchase of the Class A Notes by the Initial Purchasers under the Purchase Agreement shall have been satisfied (unless any of such conditions precedent under the Purchase Agreement shall have been waived by the Initial Purchasers).

      (e) The Borrower and American shall have received a certificate, dated the Effective Date, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent specified in this Section
4.01 have been satisfied or waived by the Liquidity Provider.

      Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the time of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

                                    ARTICLE V

                                    COVENANTS

      Section 5.01. Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

      (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Documents and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Documents.

      (b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Documents as from time to time may be reasonably

                                                      Revolving Credit Agreement
requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

      (c) Certain Operative Documents. Furnish to the Liquidity Provider with reasonable promptness, such Operative Documents entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

      Section 5.02. Negative Covenants of the Borrower. Subject to the provisions of Sections 8.8 and 8.9 of the Indenture, so long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

      Section 5.03. Covenants Regarding Certain Notices. Promptly following any time that (x) the Class A Notes have been paid in full (or provision has been made for such payment in accordance with the Indenture), (y) the Indenture has been terminated with respect to all of the Class A Notes issued thereunder as contemplated by Section 9.1 of the Indenture, or (z) the Class A Notes are otherwise no longer entitled to the benefits of this Agreement, the Borrower shall deliver to the Liquidity Provider the certificate referred to in clause
(ii) of the definition of Termination Date. Promptly following any time that a Replacement Liquidity Facility has been substituted for this Agreement pursuant to Section 3.6(e) of the Indenture, the Borrower shall deliver to the Liquidity Provider the certificate referred to in clause (iii) of the definition of Termination Date.

                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

      Section 6.01. Liquidity Events of Default. If both (x) the Class A Notes are Non-Performing and (y) any Liquidity Event of Default shall have occurred and be continuing, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.6(i) of the Indenture,
(iii) all other outstanding Advances to be automatically converted into Final Advances for all purposes hereunder, including, without limitation, for purposes of determining the

                                                      Revolving Credit Agreement

Applicable Liquidity Rate for interest payable thereon and (iv) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrower and the Liquidity Provider and any other Person whose consent is required pursuant to this Agreement; provided that no such change or other action shall affect the payment obligations of American without its prior written consent; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

      Section 7.02. Notices, etc. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States registered or certified mail, courier service, or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class United States mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received):

      Borrower:             U.S. BANK TRUST NATIONAL ASSOCIATION
                            One Federal Street, 3rd Floor
                            EX-FED-MA
                            Boston, MA 02110
                            Attention: Corporate Trust Department
                            Telephone: (860) 224-1844
                            Telecopy: (860) 244-1881

                                                      Revolving Credit Agreement

      Liquidity Provider:   CITIBANK, N.A.
                            2 Penns Way, Suite 200
                            New Castle, DE  19720
                            Reference: American Airlines 7.25% Class A Secured
                            Notes due 2009

                            Attention: Carolyn Figueroa
                            Telephone: (302) 894-6089
                            Telecopy: (212) 994-0847

      with a copy to:

                            CITIBANK, N.A. Global Aviation
                            388 Greenwich Street
                            23rd Floor
                            New York, NY 10013
                            Attention: Gaylord Holmes
                            Telephone: (212) 816-5138
                            Telecopy: (212) 816-5705

with a copy of any Notice of Borrowing to:

                            CITIBANK, N.A. Global Aviation
                            388 Greenwich Street
                            23rd Floor
                            New York, NY 10013
                            Attention: Gaylord Holmes
                            Telephone: (212) 816-5138
                            Telecopy: (212) 816-5705

The Borrower or the Liquidity Provider by notice to the other, may designate additional or different addresses for subsequent notices or communications.

      Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may

                                                      Revolving Credit Agreement
reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Documents or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Documents.

      Section 7.05. Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Article VI of the Indenture. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless each Liquidity Indemnitee from and against and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Indenture or any other Operative Document; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee (as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction); (ii) ordinary and usual operating overhead expense (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent); (iii) attributable to the failure by the Liquidity Provider to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Indenture or any other Operative Document to which it is a party, or (iv) a Tax. The indemnities contained in Article VI of the Indenture and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof shall survive the termination of this Agreement.

      Section 7.06. Liability of the Liquidity Provider.

      (a) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents relating to this Agreement or the Indenture, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or gross negligence in determining whether documents presented hereunder

                                                      Revolving Credit Agreement
comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement or the Indenture or any other Operative Document to which it is a party in a material respect, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof, in the case of either clause (A) or (B), as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction. In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

      (b) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

      Section 7.07. Costs, Expenses and Taxes. The Borrower agrees promptly to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Document and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Document, (ii) any Liquidity Event of Default or any collection, bankruptcy, insolvency and other enforcement proceedings in connection therewith, (iii) the modification or amendment of, or supplement to, this Agreement or any other Operative Document or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall become effective) or (iv) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Indenture or any other Operative Document or otherwise affecting the application of funds in the Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in the United States in connection with the execution, delivery, filing and recording of this Agreement, any other

                                                      Revolving Credit Agreement

Operative Agreement and such other documents, and agrees to hold the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

      Section 7.08. Binding Effect; Participations.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and permitted assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign, pledge or otherwise transfer its rights or obligations hereunder or any interest herein, subject to the Liquidity Provider's right to grant Participations pursuant to Section 7.08(b).

      (b) The Liquidity Provider agrees that it will not grant any participation (including, without limitation, a "risk participation") (any such participation, a "Participation") in or to all or a portion of its rights and obligations hereunder or under the other Operative Agreements, unless all of the following conditions are satisfied: (i) such Participation is to a Permitted Transferee, (ii) such Participation is made in accordance with all applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests and (iii) such Participation shall not be made under circumstances that require registration under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939, as amended. Notwithstanding any such Participation, the Liquidity Provider agrees that (1) the Liquidity Provider's obligations under the Operative Agreements shall remain unchanged, and such participant shall have no rights or benefits as against American or the Borrower or under any Operative Agreement, (2) the Liquidity Provider shall remain solely responsible to the other parties to the Operative Agreements for the performance of such obligations, (3) the Liquidity Provider shall remain the maker of any Advances, and the other parties to the Operative Agreements shall continue to deal solely and directly with the Liquidity Provider in connection with the Advances and the Liquidity Provider's rights and obligations under the Operative Agreements, (4) the Liquidity Provider shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participation and shall hold the Borrower and American and their respective successors, permitted assigns, affiliates, agents and servants harmless against the same and (5) neither American nor the Borrower shall be required to pay to the Liquidity Provider any amount under Section 3.01, Section 3.02 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Provider. The Liquidity Provider may, in connection with any Participation or proposed Participation pursuant to this
Section 7.08(b), disclose to the participant or proposed participant any information relating to the Operative Agreements or to the parties thereto furnished to the Liquidity Provider thereunder or in connection therewith

                                                      Revolving Credit Agreement
and permitted to be disclosed by the Liquidity Provider; provided, however, that prior to any such disclosure, the participant or proposed participant shall agree in writing for the express benefit of the Borrower and American to preserve the confidentiality of any confidential information included therein (subject to customary exceptions).

      (c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

      Section 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      Section 7.10. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 7.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

      (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and
(ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that

                                                      Revolving Credit Agreement
this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

      (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      Section 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

      Section 7.13. Entirety. This Agreement, the Indenture and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of such parties.

      Section 7.14. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 7.15. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                                                      Revolving Credit Agreement

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                       U.S. BANK TRUST NATIONAL
                                          ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Trustee,
                                          as Borrower

                                       By:  /s/ Alison D. B. Nadeau
                                          --------------------------------------
                                           Name:  Alison D. B. Nadeau
                                           Title: Vice President

                                       CITIBANK, N.A.,
                                          as Liquidity Provider

                                       By:  /s/ Gaylord C. Holmes
                                          --------------------------------------
                                           Name:  Gaylord C. Holmes
                                           Title: Vice President

                                                      Revolving Credit Agreement

                                                                      Annex I to
                                                      Revolving Credit Agreement

                      INTEREST ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Citibank, N.A. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of February 5, 2004, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1)   The Borrower is the Trustee under the Indenture.

            (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of the interest on the Class A Notes which is payable on ____________, ____ (the "Interest Payment Date") in accordance with the terms and provisions of the Indenture and the Class A Notes, which Advance is requested to be made on ____________, ____. The Interest Advance should be remitted to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Interest Advance requested hereby (i) is $_______________.__, to be applied in respect of the payment of the interest which is due and payable on the Class A Notes on the Interest Payment Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Notes, the Class B Notes or the Class C Notes, or interest on the Class B Notes or Class C Notes,
      (iii) was computed in accordance with the provisions of the Class A Notes and the Indenture (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Indenture, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in

                                                      Revolving Credit Agreement
corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee, as Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

        [Insert Copy of Computations in accordance with Interest Advance
                              Notice of Borrowing]

                                                      Revolving Credit Agreement

                                                                     Annex II to
                                                      Revolving Credit Agreement

                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Citibank, N.A. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of February 5, 2004, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1)   The Borrower is the Trustee under the Indenture.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Cash Collateral Account in accordance with Section 3.6(d) of the Indenture, which Advance is requested to be made on __________, ____. The Non-Extension Advance should be remitted to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Cash Collateral Account in accordance with Sections 3.6(d) and 3.6(f) of the Indenture, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Notes, the Class B Notes or the Class C Notes, or interest on the Class B Notes or the Class C Notes,
      (iii) was computed in accordance with the provisions of the Class A Notes and the Indenture (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(d) and 3.6(f) of the Indenture, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                                                      Revolving Credit Agreement

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee, as Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

             SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

 [Insert Copy of computations in accordance with Non-Extension Advance Notice of
                                   Borrowing]

                                                      Revolving Credit Agreement

                                                                    Annex III to
                                                      Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Citibank, N.A. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of February 5, 2004, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1)   The Borrower is the Trustee under the Indenture.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Cash Collateral Account in accordance with Section 3.6(c) of the Indenture by reason of the Liquidity Facility's becoming a Downgraded Facility, which Downgrade Advance is requested to be made on __________, ____. The Downgrade Advance should be remitted to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Cash Collateral Account in accordance with Sections 3.6(c) and 3.6(f) of the Indenture, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Notes, the Class B Notes or the Class C Notes, or interest on the Class B Notes or the Class C Notes,
      (iii) was computed in accordance with the provisions of the Class A Notes and the Indenture (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(c) and 3.6(f) of the Indenture, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of

                                                      Revolving Credit Agreement

Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee, as Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

   [Insert Copy of computations in accordance with Downgrade Advance Notice of
                                   Borrowing]

                                                      Revolving Credit Agreement

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                        FINAL ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Citibank, N.A. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of February 5, 2004, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1)   The Borrower is the Trustee under the Indenture.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Cash Collateral Account in accordance with Section 3.6(i) of the Indenture by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ____________, ____. The Final Advance should be remitted to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference
      [ __ ].

            (3) The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(i) of the Indenture, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Notes, the Class B Notes or the Class C Notes, or interest on the Class B Notes or the Class C Notes,
      (iii) was computed in accordance with the provisions of the Class A Notes and the Indenture (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(f) and 3.6(i) of the Indenture, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the

                                                      Revolving Credit Agreement

Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee, as Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

          [Insert Copy of Computations in accordance with Final Advance
                              Notice of Borrowing]

                                                      Revolving Credit Agreement

                                                                      Annex V to
                                                      Revolving Credit Agreement

                              NOTICE OF TERMINATION

                                                                       [Date]

U.S. Bank Trust National Association,
 as Trustee, as Borrower
One Federal Street, 3rd Floor
EX-FED-MA
Boston, MA 02110

Attention: Corporate Trust Department

            Revolving Credit Agreement, dated as of February 5, 2004, between U.S. Bank Trust National Association, as Trustee and as Borrower, and Citibank, N.A., as Liquidity Provider (the "Liquidity Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings attributed thereto in the Liquidity Agreement)

Ladies and Gentlemen:

      You are hereby notified that, pursuant to Section 6.01 of the Liquidity Agreement, because both (x) the Class A Notes are Non-Performing and (y) a Liquidity Event of Default has occurred and is continuing, we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate at the close of business on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 2.02(d) thereof and Section 3.6(i) of the Indenture (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

                                                      Revolving Credit Agreement

      THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE AT THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                       Very truly yours,

                                       CITIBANK, N.A.,
                                       as Liquidity Provider

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

                                                                     Annex VI to
                                                      Revolving Credit Agreement

                          NOTICE OF REPLACEMENT TRUSTEE

[Date]
Attention:

      Revolving Credit Agreement, dated as of February 5, 2004, between U.S. Bank Trust National Association, as Trustee and as Borrower, and Citibank, N.A., as Liquidity Provider (the "Liquidity Agreement")

Ladies and Gentlemen:

      For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         _______________________________
                              [Name of Transferee]

                         _______________________________
                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Trustee under the Indenture referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.8 or 8.9 of the Indenture.

      By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

                                                      Revolving Credit Agreement

      This transfer shall be effective as of [specify time and date]

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee, as Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                      Revolving Credit Agreement

                                        2